Exhibit 99.12

On July 13, 2014, URS Corporation posted on twitter: “@AECOM to acquire $URS Corporation bit.ly/1q85rwN.”

On July 13, 2014, URS Corporation posted on twitter: “@AECOM BREAKING NEWS: AECOM to acquire URS Corporation US$56.31 per share in cash and stock buzz.mw/bcimx_f $ACM.”